Exhibit 10.64
Second Workers’ Compensation Excess of Loss
Reinsurance Contract
Effective: July 1, 2009
issued to
Guarantee Insurance Company
Fort Lauderdale, Florida
and
any other insurance companies and/or affiliates which are now or hereafter come under the ownership, control or management of
Guarantee Insurance Company

Second Workers’ Compensation Excess of Loss
Reinsurance Contract
Effective: July 1, 2009
issued to
Guarantee Insurance Company
Fort Lauderdale, Florida
and
any other insurance companies and/or affiliates which are now or hereafter come under the ownership, control or management of
Guarantee Insurance Company

Reinsurers	Participations
Hannover Rueckversicherungs-Aktiengesellschaft	10.0%
Max Bermuda Ltd.	20.0
Lloyd’s Syndicate No. 1084 (CSL)	5.0

Through Aon Limited trading as Aon Benfield
Lloyd’s Underwriters and Companies Per Signing Page(s)	65.0

Total	100.0%

[A]

Table of Contents

Article		Page
I	Classes of Business Reinsured	1
II	Commencement and Termination	1
III	Territory (BRMA 51A)	3
IV	Exclusions	3
V	Special Acceptances	5
VI	Retention and Limit	5
VII	Reinstatement	5
VIII	Definitions	6
IX	Other Reinsurance	9
X	Terrorism	9
XI	Claims	9
XII	Annuities at Company’s Option	10
XIII	Commutation	10
XIV	Special Commutation	11
XV	Salvage and Subrogation	13
XVI	Reinsurance Premium	13
XVII	Late Payments	13
XVIII	Offset (BRMA 36B)	15
XIX	Access to Records	15
XX	Liability of the Reinsurer	15
XXI	Net Retained Lines (BRMA 32E)	16
XXII	Errors and Omissions (BRMA 14F)	16
XXIII	Currency (BRMA 12A)	16
XXIV	Taxes (BRMA 50B)	16
XXV	Federal Excise Tax (BRMA 17D)	16
XXVI	Reserves	17
XXVII	Insolvency	19
XXVIII	Arbitration	20
XXIX	Agency Agreement (BRMA 73A)	21
XXX	Severability (BRMA 72E)	21
XXXI	Service of Suit (BRMA 49C)	21
XXXII	Confidentiality (BRMA 69D)	22
XXXIII	Governing Law (BRMA 71B)	22
XXXIV	Entire Agreement	22
XXXV	Notices and Contract Execution	22
XXXVI	Intermediary	23

Second Workers’ Compensation Excess of Loss
Reinsurance Contract
Effective: July 1, 2009
issued to
Guarantee Insurance Company
Fort Lauderdale, Florida
and
any other insurance companies and/or affiliates which are now or hereafter come under the ownership, control or management of
Guarantee Insurance Company
(hereinafter referred to collectively as the “Company”)
by
The Subscribing Reinsurer(s) Executing the
Interests and Liabilities Agreement(s)
Attached Hereto
(hereinafter referred to as the “Reinsurer”)
Article I — Classes of Business Reinsured
By this Contract the Reinsurer agrees to reinsure the excess liability which may accrue to the Company under its policies, contracts and binders of insurance or reinsurance (hereinafter called “policies”) in force at the effective date hereof or issued or renewed on or after that date, and classified by the Company as Workers’ Compensation and/or Employers Liability business, including losses arising from the United States Longshore and Harbor Workers’ Compensation Act, Jones Act, Federal Employers Liability Act, and any other Federal act, subject to the terms, conditions and limitations hereinafter set forth.
Article II — Commencement and Termination
A.	This Contract shall become effective at 12:01 a.m., Eastern Standard Time, July 1, 2009, with respect to losses arising out of loss occurrences commencing at or after that time and date, and shall remain in force until 12:01 a.m., Eastern Standard Time, July 1, 2010.

B.	Notwithstanding the provisions of paragraph A above, the Company may terminate a Subscribing Reinsurer’s percentage share in this Contract at any time by giving written notice to the Subscribing Reinsurer in the event any of the following circumstances occur:
1.	The Subscribing Reinsurer’s policyholders’ surplus (or its equivalent under the Subscribing Reinsurer’s accounting system) at the inception of this Contract has been reduced by more than 20.0% of the amount of surplus (or the applicable equivalent) 12 months prior to that date; or

2.	The Subscribing Reinsurer’s policyholders’ surplus (or its equivalent under the Subscribing Reinsurer’s accounting system) at any time during the term of this Contract has been reduced by more than 20.0% of the amount of surplus (or the applicable equivalent) at the date of the Subscribing Reinsurer’s most recent financial statement filed with regulatory authorities and available to the public as of the inception of this Contract; or

3.	The Subscribing Reinsurer’s A.M. Best’s rating has been assigned or downgraded below A- and/or Standard & Poor’s rating has been assigned or downgraded below BBB+; or

4.	The Subscribing Reinsurer has become merged with, acquired by or controlled by any other entity or individual(s) not controlling the Subscribing Reinsurer’s operations at the inception of this Contract; or

5.	A State Insurance Department or other legal authority has ordered the Subscribing Reinsurer to cease writing business; or

6.	The Subscribing Reinsurer has become insolvent or has been placed into liquidation, receivership, supervision, administration, winding-up or under a scheme of arrangement, or similar proceedings (whether voluntary or involuntary) or proceedings have been instituted against the Subscribing Reinsurer for the appointment of a receiver, liquidator, rehabilitator, supervisor, administrator, conservator or trustee in bankruptcy, or other agent known by whatever name, to take possession of its assets or control of its operations; or

7.	The Subscribing Reinsurer has reinsured its entire liability under this Contract with an unaffiliated entity or entities without the Company’s prior written consent; or

8.	The Subscribing Reinsurer has ceased assuming new or renewal property or casualty treaty reinsurance business.
C.	Upon termination or expiration of this Contract, the Reinsurer shall have no liability for losses arising out of loss occurrences commencing at or after the effective time and date of termination or expiration, unless the Company elects to have reinsurance hereunder on business in force at the effective time and date of termination or expiration remain in full force and effect until expiration, cancellation or next premium anniversary of such business, whichever first occurs.

D.	Notwithstanding the provisions of paragraph C above, if the Company is prohibited or precluded by the appropriate regulatory authorities, or by law (in those states where applicable and enforced), from arranging mid-term cancellation or non-renewal of any policies subject to this Contract beyond their natural expiry, the Reinsurer agrees to extend coverage under this Contract until such policies may be terminated or non-renewed by the Company.

E.	“Term of this Contract” as used herein shall mean the period from 12:01 a.m., Eastern Standard Time, July 1, 2009, until 12:01 a.m., Eastern Standard Time, July 1, 2010. However, if this Contract is terminated, “term of this Contract” as used herein shall mean the period from 12:01 a.m., Eastern Standard Time, July 1, 2009, to the effective time and date of termination. In the event this Contract is terminated or expires on a “runoff” basis, the period from the effective time and date of termination or expiration through the end of the runoff period shall be separate from the term of this Contract and shall be referred to as the “runoff period.”
Article III — Territory (BRMA 51A)
The territorial limits of this Contract shall be identical with those of the Company’s policies.
Article IV — Exclusions
A.	This Contract does not apply to and specifically excludes the following:
1.	Assumed reinsurance. However, this exclusion shall not apply to:
a.	100% of business ceded by fronting insurance companies;

b.	Intercompany reinsurance; or

c.	Agency reinsurance where the policies involved are to be reunderwritten in accordance with the underwriting standards of the Company and reissued as Company policies at the next anniversary or expiration date.
2.	All liability of the Company arising by contract, operation of law, or otherwise from its participation or membership, whether voluntary or involuntary, in any insolvency fund. “Insolvency fund” includes any guaranty fund, insolvency fund, plan, pool, association, fund or other arrangement, however denominated, established or governed, which provides for any assessment of or payment or assumption by the Company of part or all of any claim, debt, charge, fee or other obligation of an insurer or its successors or assigns which has been declared by any competent authority to be insolvent, or which is otherwise deemed unable to meet any claim, debt, charge, fee or other obligation in whole or in part.

3.	Liability as a member, subscriber or reinsurer of any Pool, Syndicate or Association; but this exclusion shall not apply to Assigned Risk Plans or similar plans.

4.	Loss or damage which is occasioned by war, invasion, hostilities, acts of foreign enemies, civil war, rebellion, insurrection, military or usurped power, or martial law or confiscation by order of any government or public authority. Nevertheless, this exclusion shall not apply to loss or damage occasioned by riots, strikes, civil commotion, vandalism, malicious damage, and acts of terrorism.

5.	All loss or liability of the Company excluded by the “Nuclear Risk Exclusion” attached to and forming part of this Contract.

6.	Manufacturing, packaging, handling, shipping or storage of explosives, substances intended for use as an explosive, ammunitions, fuses, arms, or fireworks; however, this exclusion shall not apply to the incidental packaging, handling, or storage of same in connection with the sale or transportation by owner operators of such substances.

7.	Loss arising from professional sports teams.

8.	Loss sustained by commercial airline personnel on board the aircraft and arising while the aircraft is in flight. The following definitions shall apply to this exclusion:
a.	“Commercial airline” shall mean an organization in the business of transporting passengers and/or goods by aircraft;

b.	“Personnel” shall mean employees of the commercial airline acting within the scope of their employment; and

c.	“In flight” shall mean from the time the door(s) close for departure to the time the door(s) open for arrival.
9.	Liability arising out of, or resulting as a consequence of, insureds principally involved in the manufacture, distribution, installation, testing, remediation, removal, storage, disposal, sale, use of or exposure to asbestos.

10.	Railroads, except scenic railways, and access lines and industrial aid owner operations when written as an incidental part of an insured’s overall operations.

11.	Chemical or petrochemical manufacturing.

12.	Underground mining.

13.	Loss arising from the intentional wrecking or demolition of buildings or structures in excess of three stories.

14.	Losses arising from the United States Longshore and Harbor Workers’ Compensation Act, Jones Act, Federal Employers Liability Act, Maritime Employers Liability Act, and any other Federal act if the payroll for such business is greater than 10.0% of the total payroll for the original insured’s total operations including such business.

15.	Loss, damage, liability, cost or expense of whatsoever nature directly caused by, contributed to by, resulting from or arising out of or in connection with any act of terrorism and/or the threat thereof, involving the use of any biological, chemical or nuclear agent, material, device or weapon.
B.	If the Company is bound, without the knowledge and contrary to the instructions of the Company’s supervisory underwriting personnel, on any business falling within the scope of one or more of the exclusions set forth in paragraph A, the exclusion shall be suspended with respect to such business until 30 days after an underwriting supervisor of the Company acquires knowledge thereof. Notwithstanding the foregoing, if the Company is prevented from canceling a policy within such period by applicable statute or regulation, such policy shall be covered hereunder until the earliest date on which the Company may cancel. However, the provisions of this paragraph B shall not apply to exclusions 1, 2, 3, 4, 5 and 15 of paragraph A above.

C.	If the Company is required to accept an assigned risk which conflicts with one or more of the exclusions set forth in paragraph A, reinsurance shall apply, but only for the difference between the Company’s retention and the minimum limit required by the applicable state statute, and in no event shall the Reinsurer’s liability exceed the limits set forth in the Retention and Limit Article.
Article V — Special Acceptances
A.	From time to time the Company may make a written request for a special acceptance of reinsurance falling outside the scope of the provisions of this Contract. Within 15 business days of receipt of such a request, each Subscribing Reinsurer shall accept such request, ask for additional information, or reject the request. Any reinsurance that is specially accepted by the Reinsurer shall be covered under this Contract and shall be subject to the terms hereof, except as such terms shall be modified by the special acceptance. If a Subscribing Reinsurer fails to respond to a special acceptance request within 15 business days, the Subscribing Reinsurer will be deemed to have agreed to the special acceptance.

B.	If Subscribing Reinsurers with total percentage shares in the interests and liabilities of the Reinsurer of 50.0% or greater agree to a special acceptance, such special acceptance shall be binding on all Subscribing Reinsurers with respect to their respective shares. If such percentage agreement is not achieved, such special acceptance shall be made to this Contract only with respect to the interests and liabilities of each Subscribing Reinsurer that agrees to the special acceptance.

C.	In the event a reinsurer becomes a party to this Contract subsequent to one or more special acceptances hereunder, the new reinsurer shall automatically accept such special acceptance(s) as being covered hereunder. Further, if one or more Subscribing Reinsurers under this Contract agreed to special acceptance(s) under the contract being replaced by this Contract, such special acceptance(s) shall be automatically covered hereunder with respect to the interests and liabilities of such Subscribing Reinsurer(s).
Article VI — Retention and Limit
The Company shall retain and be liable for the first $5,000,000 of ultimate net loss (whether involving any one or any combination of the classes of business reinsured hereunder, regardless of the number of policies under which such loss is payable or the number of different interests insured) arising out of each loss occurrence. The Reinsurer shall then be liable for the amount by which such ultimate net loss exceeds the Company’s retention, but the liability of the Reinsurer shall not exceed $5,000,000 as respects any one loss occurrence, nor shall it exceed $5,000,000 as respects all losses arising out of acts of terrorism commencing during the term of this Contract (including the runoff period, if any).
Article VII — Reinstatement
A.	In the event all or any portion of the reinsurance hereunder is exhausted by ultimate net loss, the amount so exhausted shall be reinstated immediately from the time the loss occurrence commences hereon. For each amount so reinstated, the Company agrees to pay additional premium equal to the product of the following:
1.	The percentage of the loss occurrence limit reinstated (based on the ultimate net loss paid by the Reinsurer); times

2.	The earned reinsurance premium for the term of this Contract (exclusive of reinstatement premium).
B.	Whenever the Company requests payment by the Reinsurer of any ultimate net loss hereunder, the Company shall submit a statement to the Reinsurer of reinstatement premium due the Reinsurer. If the earned reinsurance premium for the term of this Contract has not been finally determined as of the date of any such statement, the calculation of reinstatement premium due shall be based on the annual deposit premium and shall be readjusted when the earned reinsurance premium for the term of this Contract has been finally determined. Any reinstatement premium shown to be due the Reinsurer as reflected by any such statement (less prior payments, if any) shall be payable by the Company concurrently with payment by the Reinsurer of the requested ultimate net loss. Any return reinstatement premium shown to be due the Company shall be remitted by the Reinsurer as promptly as possible after receipt and verification of the Company’s statement.
C.	Notwithstanding anything stated herein, the liability of the Reinsurer hereunder shall not exceed the following:
1.	$5,000,000 as respects loss or losses arising out of any one loss occurrence;

2.	$5,000,000 as respects all losses arising out of acts of terrorism commencing during the term of this Contract (including the runoff period, if any); or

3.	$10,000,000 as respects all losses arising out of loss occurrences commencing during the term of this Contract (including the runoff period, if any).
Article VIII — Definitions
A.	“Ultimate net loss” as used herein is defined as the sum or sums (including loss in excess of policy limits, extra contractual obligations and any loss adjustment expense, as hereinafter defined) paid or payable by the Company in settlement of claims and in satisfaction of judgments rendered on account of such claims, after deduction of all salvage, all recoveries and all claims on inuring insurance or reinsurance, whether collectible or not. Nothing herein shall be construed to mean that losses under this Contract are not recoverable until the Company’s ultimate net loss has been ascertained.

B.	“Loss in excess of policy limits” and “extra contractual obligations” as used herein shall be defined as follows:
1.	“Loss in excess of policy limits” shall mean 90.0% of any amount paid or payable by the Company in excess of its policy limits, but otherwise within the terms of its policy, such loss in excess of the Company’s policy limits having been incurred because of, but not limited to, failure by the Company to settle within the policy limits, or by reason of the Company’s alleged or actual negligence, fraud or bad faith in rejecting an offer of settlement or in the preparation of the defense or in the trial of an action against its insured or reinsured or in the preparation or prosecution of an appeal consequent upon such an action.

2.	“Extra contractual obligations” shall mean 90.0% of any punitive, exemplary, compensatory or consequential damages paid or payable by the Company, not covered by any other provision of this Contract and which arise from the handling of any claim on business subject to this Contract, such liabilities arising because of, but not limited to, failure by the Company to settle within the policy limits, or by reason of the Company’s alleged or actual negligence, fraud or bad faith in rejecting an offer of settlement or in the preparation of the defense or in the trial of an action against its insured or reinsured or in the preparation or prosecution of an appeal consequent upon such an action. An extra contractual obligation shall be deemed, in all circumstances, to have occurred on the same date as the loss covered or alleged to be covered under the policy.
Notwithstanding anything stated herein, this Contract shall not apply to any loss in excess of policy limits or any extra contractual obligation incurred by the Company as a result of any fraudulent and/or criminal act by any officer or director of the Company acting individually or collectively or in collusion with any individual or corporation or any other organization or party involved in the presentation, defense or settlement of any claim covered hereunder.

C.	“Loss occurrence” as used herein is defined as each and every disaster, casualty, accident, or loss or series of disasters, casualties, accidents or losses arising out of one event. The Company shall be the sole judge of what constitutes “one event.” As respects a loss occurrence involving occupational disease or other disease or cumulative trauma, the Company shall have the option of electing which of the following provisions shall apply under such loss occurrence:
1.	Per Event Coverage: As respects losses arising from occupational disease or other disease, regardless of the specific kind or class, suffered by employees of one or more employers, all such losses sustained by the Company from one event not exceeding 72 hours in duration shall, together with losses not classified as occupational disease or other disease, be deemed to be a single “loss occurrence.”

2.	Per Employee Coverage: As respects losses arising from occupational disease or other disease or cumulative trauma suffered by a single employee, and not covered under subparagraph (1) above, the subject loss shall also be limited to events not exceeding 72 hours in duration.
D.	“Occupational disease,” “other disease” and “cumulative trauma” shall be defined by the applicable state or Federal statutes, regulations or case law having jurisdiction over such losses.

E.	“Loss adjustment expense” as used herein shall mean costs and expenses incurred by the Company in connection with the investigation, appraisal, adjustment, settlement, litigation, defense or appeal of a specific claim or loss against a policy reinsured hereunder, including but not limited to:
1.	Court costs;

2.	Costs of supersedeas and appeal bonds;

3.	Monitoring counsel expenses;

4.	Legal expenses and costs incurred in connection with coverage questions and legal actions connected thereto, including but not limited to declaratory judgment actions;

5.	Post-judgment interest;

6.	Pre-judgment interest, unless included as part of the award or judgment;

7.	Expenses and a pro rata share of salaries of Company field employees, calculated in accordance with the time occupied in adjusting such loss, and expenses of other Company employees who have been temporarily diverted from their normal and customary duties and assigned to the field adjustment of losses covered by this Contract; and

8.	Subrogation, salvage and recovery expenses.
Loss adjustment expense does not include salaries and expenses of the Company’s employees, except as provided in (7) above, and office or other overhead expenses.

F.	“Act of terrorism” as used herein shall mean either:
1.	Any act of any person or persons either acting on behalf of or in connection with any organization or group with activities directed towards overthrowing, intimidating, coercing or influencing any government de jure or de facto or its populace or its economic, political or social systems, by force, violence, weapons of mass destruction, the destruction, disruption or subversion of communication and information system infrastructures and/or its content thereof, or sabotage, and/or threat therefrom; or

2.	An act of terrorism that is certified by the Secretary of Treasury, in concurrence with the Secretary of State and the Attorney General of the United States.
Notwithstanding the above, in the event of a loss occurrence which arises out of an act of workplace violence and is not consistent with the provisions of subparagraph 1 or 2 of this paragraph F, such loss shall be covered hereunder, subject to the provisions of the Retention and Limit Article and all other provisions of this Contract and shall not be considered an act of terrorism. Further, any loss occurrence which is not or cannot be determined, classified or certified in accordance with the provisions of subparagraph 1 or 2 of this paragraph F, shall be covered hereunder and not considered an act of terrorism.

G.	“Runoff Subscribing Reinsurer” as used herein shall mean a Subscribing Reinsurer that experiences one or more of the following circumstances:
1.	A State Insurance Department or other legal authority has ordered the Subscribing Reinsurer to cease writing business; or

2.	The Subscribing Reinsurer has become insolvent or has been placed into liquidation, receivership, supervision, administration, winding-up or under a scheme of arrangement, or similar proceedings (whether voluntary or involuntary) or proceedings have been instituted against the Subscribing Reinsurer for the appointment of a receiver, liquidator, rehabilitator, supervisor, administrator, conservator or trustee in bankruptcy, or other agent known by whatever name, to take possession of its assets or control of its operations; or

3.	The Subscribing Reinsurer has reinsured its entire liability under this Contract with an unaffiliated entity or entities without the Company’s prior written consent; or

4.	The Subscribing Reinsurer has ceased assuming new or renewal property or casualty treaty reinsurance business; or

5.	The Subscribing Reinsurer has hired an unaffiliated runoff claims manager that is compensated on a contingent basis or is otherwise provided with financial incentives based on the quantum of claims paid.
Article IX — Other Reinsurance
The Company shall be permitted to carry other reinsurance, recoveries under which shall inure solely to the benefit of the Company and be entirely disregarded in applying all of the provisions of this Contract.
Article X — Terrorism
A.	Any loss reimbursement the Company receives from the United States Government under the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Extension Act of 2005 and any subsequent amendments or extensions thereof (together “TRIA”) as a result of loss occurrences commencing during the term of this Contract and the runoff period, if any, shall inure to the benefit of this Contract in the proportion that the Company’s ultimate net loss under the terms of this Contract for insured losses (as defined in TRIA) in that loss occurrence bears to the Company’s total insured losses in that loss occurrence.

B.	If a loss reimbursement received by the Company under TRIA is based on the Company’s insured losses (as defined in TRIA) in more than one loss occurrence and the United States Government does not designate the amount allocable to each loss occurrence, the reimbursement shall be prorated in the proportion that the Company’s insured losses in each loss occurrence bear to the Company’s total insured losses arising out of all loss occurrences to which the recovery applies.
Article XI — Claims
A.	Whenever a claim is reserved by the Company for an amount greater than 50.0% of its retention hereunder and/or whenever a claim appears likely to result in a claim under this Contract, the Company shall notify the Reinsurer. Further, the Company shall notify the Reinsurer whenever a claim involves a fatality, amputation, spinal cord damage, brain damage, blindness, extensive burns or multiple fractures, regardless of liability, if the policy limits or statutory benefits applicable to the claim are greater than the Company’s retention hereunder. The Reinsurer shall have the right to participate, at its own expense, in the defense of any claim or suit or proceeding involving this reinsurance.

B.	All claim settlements made by the Company, provided such settlements are within the terms of this Contract, shall be binding upon the Reinsurer, and the Reinsurer agrees to pay all amounts for which it is liable upon receipt of reasonable evidence of the amount paid (or scheduled to be paid) by the Company.
Article XII — Annuities at Company’s Option
A.	Whenever the Company is required, or elects, to purchase an annuity or to negotiate a structured settlement, either in satisfaction of a judgment or in an out-of-court settlement or otherwise, the cost of the annuity or the structured settlement, as the case may be, shall be deemed part of the Company’s ultimate net loss.

B.	The terms “annuity” or “structured settlement” shall be understood to mean any insurance policy, lump sum payment, agreement or device of whatever nature resulting in the payment of a lump sum by the Company in settlement of any or all future liabilities which may attach to it as a result of a loss occurrence.

C.	In the event the Company purchases an annuity which inures in whole or in part to the benefit of the Reinsurer, it is understood that the liability of the Reinsurer is not released thereby. In the event the Company is required to provide benefits not provided by the annuity for whatever reason, the Reinsurer shall pay its share of any loss.
Article XIII — Commutation
A.	This Article will only take effect should the parties hereto mutually agree to commute one or any number of the Workers’ Compensation losses under this Contract. There will be no obligation on the part of either party to so commute.

B.	Should the Company become liable for any loss hereunder, and be required to make periodic payments to or otherwise set up on its books reserves for such loss, at any time after seven years following the effective time and date of this Contract and upon mutual agreement of the Company and the Reinsurer, said loss (including loss adjustment expense) may be commuted. If the value of said loss, including amounts falling to the share of the Reinsurer, cannot be agreed upon by the parties to this Contract, said value may be determined by employing one of the following:
1.	A present value calculation based on the following criteria:
a.	In respect of all unindexed benefits, the present value calculation shall be determined based upon an annual discount equal to the five-year U.S. Treasury note rate at the time of commutation;

b.	In respect of all future medical costs, the present value calculation shall be based upon the Company’s evaluation of long term medical care and rehabilitation requirements, using an annual discount equal to the five-year U.S. Treasury note rate at the time of commutation, and an annual escalation equal to the Medical Care Consumer Price Index (CPI-MC) at the time of commutation;

c.	Where applicable, impaired life expectancy, survivors’ life expectancy, as well as remarriage probability shall be reflected in the calculation by employing tables required by statute.
2.	The Company may determine the present value by purchasing (or obtaining a quotation for) an annuity from any A.M. Best’s Class VIII IIA+II rated or better annuity writer, with an AAA rating by Standard & Poor’s.
C.	The Reinsurer’s proportion of the amount determined will be considered its total liability for such loss and the lump sum payment thereof shall constitute a complete release of both parties from liability hereunder for the commuted losses.

D.	This Article shall survive the termination or expiration of this Contract.
Article XIV — Special Commutation
A.	In the event a Subscribing Reinsurer is a Runoff Subscribing Reinsurer or meets one or more of the conditions set forth under paragraph B of the Commencement and Termination Article, the Company may require commutation of that portion of any excess loss hereunder represented by any outstanding claim or claims, including any related loss adjustment expense. “Outstanding claim or claims” shall be defined as known or unknown claims, including any billed yet unpaid claims.

B.	If the Company elects to require commutation as provided in paragraph A above, the Company shall submit a Statement of Valuation of the outstanding claim or claims as of the last day of the month immediately preceding the month in which the Company elects to require commutation, as determined by the Company. Such Statement of Valuation shall include the elements considered reasonable to establish the excess loss and shall set forth or attach the information relied upon by the Company and the methodology employed to calculate the excess loss. The Subscribing Reinsurer shall then pay the amount requested within 30 calendar days of receipt of such Statement of Valuation, unless the Subscribing Reinsurer needs additional information from the Company to assess the Company’s Statement of Valuation or contests such amount.

C.	If the Subscribing Reinsurer needs additional information from the Company to assess the Company’s Statement of Valuation or contests the amount requested, the Subscribing Reinsurer shall so notify the Company within 15 calendar days of receipt of the Company’s Statement of Valuation. The Company shall supply any reasonably requested information to the Subscribing Reinsurer within 15 calendar days of receipt of the notification. Within 30 calendar days of the date of the notification or of the receipt of the information, whichever is later, the Subscribing Reinsurer shall provide the Company with its Statement of Valuation of the outstanding claim or claims as of the last day of the month immediately preceding the month in which the Company elects to require commutation, as determined by the Subscribing Reinsurer. Such Statement of Valuation shall include the elements considered reasonable to establish the excess loss and shall set forth or attach the information relied upon by the Subscribing Reinsurer and the methodology employed to calculate the excess loss.

D.	In the event the Subscribing Reinsurer’s Statement of Valuation of the outstanding claim or claims is viewed as unacceptable to the Company, the Company may either abandon the commutation effort, or may seek to settle any difference by using an independent actuary agreed to by the parties.

E.	If the parties cannot agree on an acceptable independent actuary within 15 calendar days of the date of the Subscribing Reinsurer’s Statement of Valuation, then each party shall appoint an actuary as party arbitrators for the limited and sole purpose of selecting an independent actuary. If the actuaries cannot agree on an acceptable independent actuary within 20 calendar days of the date of the Subscribing Reinsurer’s Statement of Valuation, the Company shall supply the Subscribing Reinsurer with a list of at least three proposed independent actuaries, and the Subscribing Reinsurer shall select the independent actuary from that list. If the Subscribing Reinsurer fails to select an independent actuary from the list, the Company shall choose the independent actuary from the list.

F.	Upon selection of the independent actuary, both parties shall present their respective written submissions to the independent actuary. The independent actuary may, at his or her discretion, request additional information. The independent actuary shall issue his or her decision within 45 calendar days after the written submissions have been filed and any additional information has been provided. Any amount due the Company shall be paid by the Subscribing Reinsurer within 30 calendar days after such decision has been issued.

G.	The decision of the independent actuary shall be final and binding. The expense of the independent actuary shall be equally divided between the two parties. For the purposes of this Article, unless mutually agreed otherwise, an “independent actuary” shall be an actuary who satisfies each of the following criteria:
1.	Is regularly engaged in the valuation of claims resulting from lines of business subject to this Contract; and

2.	Is either a Fellow of the Casualty Actuarial Society or Member of the American Academy of Actuaries; and

3.	Is disinterested and impartial regarding this commutation.
H.	Notwithstanding paragraphs A, B and C above, in the event that the Subscribing Reinsurer no longer meets the specifications set forth in paragraph A above, this commutation may continue on a mutually agreed basis.

I.	Payment by the Subscribing Reinsurer of the amount requested in accordance with paragraph B, C or F above, shall release the Subscribing Reinsurer from all further liability for outstanding claim or claims, known or unknown, under this Contract and shall release the Company from all further liability for payments of salvage or subrogation amounts, known or unknown, to the Subscribing Reinsurer under this Contract.

J.	In the event of any conflict between this Article and any other article of this Contract, the terms of this Article shall control.

K.	This Article shall survive the termination or expiration of this Contract.

Article XV — Salvage and Subrogation
The Reinsurer shall be credited with salvage (i.e., reimbursement obtained or recovery made by the Company, less the actual cost, excluding salaries of officials and employees of the Company and sums paid to attorneys as retainer, of obtaining such reimbursement or making such recovery) on account of claims and settlements involving reinsurance hereunder. Salvage thereon shall always be used to reimburse the excess carriers in the reverse order of their priority according to their participation before being used in any way to reimburse the Company for its primary loss. The Company hereby agrees to enforce its rights to salvage or subrogation relating to any loss, a part of which loss was sustained by the Reinsurer, and to prosecute all claims arising out of such rights, if, in the Company’s opinion, it is economically reasonable to do so.
Article XVI — Reinsurance Premium
A.	As premium for the reinsurance provided hereunder during the term of this Contract, the Company shall pay the Reinsurer 1.05% of its net earned premium for the term of this Contract, subject to a minimum premium of $1,055,793 (or a pro rata portion thereof if this Contract is terminated). Notwithstanding the foregoing, if this Contract is terminated on a “cutoff” basis, the minimum premium shall be waived.

B.	The Company shall pay the Reinsurer a deposit premium of $1,319,741 in four equal installments of $329,935.25 on September 30 and December 31 of 2009, and on March 31 and June 30 of 2010. However, if this Contract is terminated, no deposit premium installments shall be due after the effective date of termination.

C.	Within 90 days after the termination or expiration of this Contract, and within 90 days after 12 months following the termination or expiration of this Contract, the Company shall provide a report to the Reinsurer setting forth the premium due hereunder, computed in accordance with paragraph A, and any additional premium due the Reinsurer or return premium due the Company shall be remitted promptly.

D.	As premium for the reinsurance provided hereunder during the runoff period, if any, the Company shall pay the Reinsurer the percentage set forth in paragraph A above of its net earned premium during the runoff period. Within 30 days following the end of each three-month period during the runoff period, the Company shall provide a report to the Reinsurer setting forth the premium due hereunder for the applicable three-month period, computed in accordance with this paragraph, and such premium shall be remitted by the Company with its report.

E.	“Net earned premium” as used herein is defined as gross earned premium of the Company for the classes of business reinsured hereunder, less the earned portion of premiums ceded by the Company for reinsurance which inures to the benefit of this Contract.
Article XVII — Late Payments
A.	The provisions of this Article shall not be implemented unless specifically invoked, in writing, by one of the parties to this Contract.

B.	In the event any premium, loss or other payment due either party is not received by the intermediary named in the Intermediary Article (hereinafter referred to as the “Intermediary”) by the payment due date, the party to whom payment is due may, by notifying the Intermediary in writing, require the debtor party to pay, and the debtor party agrees to pay, an interest penalty on the amount past due calculated for each such payment on the last business day of each month as follows:
1.	The number of full days which have expired since the due date or the last monthly calculation, whichever the lesser; times

2.	1/365ths of the sum of 1.0% and the U.S. prime rate as quoted in The Wall Street Journal on the first day of the month for which the calculation is made; times

3.	The amount past due, including accrued interest.
It is agreed that interest shall accumulate until payment of the original amount due plus interest penalties have been received by the Intermediary.

Notwithstanding the provisions of subparagraph 2 above and the immediately preceding sentence, the interest rate for a Runoff Subscribing Reinsurer will increase by 1.0% for every month that payment of the claim is past due, subject to a maximum annual interest rate of 12.0%.

C.	If the interest rate provided under this Article exceeds the maximum interest rate allowed by any applicable law or is held unenforceable by an arbitrator or a court of competent jurisdiction, such interest rate shall be modified to the highest rate permitted by the applicable law, and all remaining provisions of this Article and Contract shall remain in full force and effect without being impaired or invalidated in any way.

D.	The establishment of the due date shall, for purposes of this Article, be determined as follows:
1.	As respects the payment of routine deposits and premiums due the Reinsurer, the due date shall be as provided for in the applicable section of this Contract. In the event a due date is not specifically stated for a given payment, it shall be deemed due 30 days after the date of transmittal by the Intermediary of the initial billing for each such payment.

2.	Any claim or loss payment due the Company hereunder shall be deemed due 30 days after the proof of loss and demand for payment is transmitted to the Reinsurer. If such loss or claim payment is not received within the 30 days, interest will accrue on the payment or amount overdue in accordance with paragraph B above, from the date the proof of loss and demand for payment was transmitted to the Reinsurer.

3.	As respects any payment, adjustment or return due either party not otherwise provided for in subparagraphs 1 and 2 of this paragraph, the due date shall be as provided for in the applicable section of this Contract. In the event a due date is not specifically stated for a given payment, it shall be deemed due 30 days following transmittal of written notification that the provisions of this Article have been invoked.

For purposes of interest calculations only, amounts due hereunder shall be deemed paid upon receipt by the Intermediary.

E.	Nothing herein shall be construed as limiting or prohibiting a Subscribing Reinsurer from contesting the validity of any claim, or from participating in the defense of any claim or suit, or prohibiting either party from contesting the validity of any payment or from initiating any arbitration or other proceeding in accordance with the provisions of this Contract. If the debtor party prevails in an arbitration or other proceeding, then any interest penalties due hereunder on the amount in dispute shall be null and void. If the debtor party loses in such proceeding, then the interest penalty on the amount determined to be due hereunder shall be calculated in accordance with the provisions set forth above unless otherwise determined by such proceedings. If a debtor party advances payment of any amount it is contesting, and proves to be correct in its contestation, either in whole or in part, the other party shall reimburse the debtor party for any such excess payment made plus interest on the excess amount calculated in accordance with this Article.

F.	Interest penalties arising out of the application of this Article that are $50,000 or less from any party shall be waived unless there is a pattern of late payments consisting of three or more items over the course of any 12-month period.
Article XVIII — Offset (BRMA 36B)
The Company and the Reinsurer may offset any balance or amount due from one party to the other under this Contract or any other contract heretofore or hereafter entered into between the Company and the Reinsurer, whether acting as assuming reinsurer or ceding company. However, in the event of the insolvency of any party hereto, offset shall only be allowed in accordance with applicable law.
Article XIX — Access to Records
The Reinsurer or its designated representatives shall have access at any reasonable time to all records of the Company which pertain in any way to this reinsurance. However, a Runoff Subscribing Reinsurer or its designated representatives shall not have any right of access to the records of the Company if it is not current in all undisputed payments due the Company. “Undisputed” as used herein shall mean any amount that the Runoff Subscribing Reinsurer has not contested in writing to the Company that specifies the reason(s) why the payments are disputed.
Article XX — Liability of the Reinsurer
A.	The liability of the Reinsurer shall follow that of the Company in every case and be subject in all respects to all the general and specific stipulations, clauses, waivers and modifications of the Company’s policies and any endorsements thereon. However, in no event shall this be construed in any way to provide coverage outside the terms and conditions set forth in this Contract.

B.	Nothing herein shall in any manner create any obligations or establish any rights against the Reinsurer in favor of any third party or any persons not parties to this Contract.

Article XXI — Net Retained Lines (BRMA 32E)
A.	This Contract applies only to that portion of any policy which the Company retains net for its own account (prior to deduction of any underlying reinsurance specifically permitted in this Contract), and in calculating the amount of any loss hereunder and also in computing the amount or amounts in excess of which this Contract attaches, only loss or losses in respect of that portion of any policy which the Company retains net for its own account shall be included.

B.	The amount of the Reinsurer’s liability hereunder in respect of any loss or losses shall not be increased by reason of the inability of the Company to collect from any other reinsurer(s), whether specific or general, any amounts which may have become due from such reinsurer(s), whether such inability arises from the insolvency of such other reinsurer(s) or otherwise.
Article XXII — Errors and Omissions (BRMA 14F)
Inadvertent delays, errors or omissions made in connection with this Contract or any transaction hereunder shall not relieve either party from any liability which would have attached had such delay, error or omission not occurred, provided always that such error or omission is rectified as soon as possible after discovery.
Article XXIII — Currency (BRMA 12A)
A.	Whenever the word “Dollars” or the “$” sign appears in this Contract, they shall be construed to mean United States Dollars and all transactions under this Contract shall be in United States Dollars.

B.	Amounts paid or received by the Company in any other currency shall be converted to United States Dollars at the rate of exchange at the date such transaction is entered on the books of the Company.
Article XXIV — Taxes (BRMA 50B)
In consideration of the terms under which this Contract is issued, the Company will not claim a deduction in respect of the premium hereon when making tax returns, other than income or profits tax returns, to any state or territory of the United States of America or the District of Columbia.
Article XXV — Federal Excise Tax (BRMA 17D)
A.	The Reinsurer has agreed to allow for the purpose of paying the Federal Excise Tax the applicable percentage of the premium payable hereon (as imposed under Section 4371 of the Internal Revenue Code) to the extent such premium is subject to the Federal Excise Tax.

B.	In the event of any return of premium becoming due hereunder the Reinsurer will deduct the applicable percentage from the return premium payable hereon and the Company or its agent should take steps to recover the tax from the United States Government.
Article XXVI — Reserves
A.	The Reinsurer agrees to fund its share of the Company’s ceded outstanding loss and loss adjustment expense reserves (including incurred but not reported loss reserves) by:
1.	Clean, irrevocable and unconditional letters of credit issued or confirmed, if confirmation is required by the regulatory authorities involved, by a bank or banks meeting the NAIC Securities Valuation Office credit standards for issuers of letters of credit and acceptable to the Company; and/or

2.	Escrow accounts for the benefit of the Company; and/or

3.	Cash advances;
if the Reinsurer:
1.	Is unauthorized in any state of the United States of America or the District of Columbia having jurisdiction over the Company and if, without such funding, a penalty would accrue to the Company on any financial statement it is required to file with the insurance regulatory authorities involved;

2.	Is a Runoff Subscribing Reinsurer; or

3.	Has its A.M. Best’s rating assigned or downgraded below A- and/or Standard & Poor’s rating assigned or downgraded below A-.
The Reinsurer, at its sole option, may fund in other than cash if its method and form of funding are acceptable to the insurance regulatory authorities involved.

Notwithstanding the provisions of the Arbitration Article, if a Runoff Subscribing Reinsurer fails to fund its share of the Company’s ceded outstanding loss and loss adjustment expense reserves (including incurred but not reported loss reserves) under this Contract (the “funding obligation”) as set forth above, the Company retains its right to apply to a court of competent jurisdiction for equitable or interim relief.

B.	With regard to funding in whole or in part by letters of credit, it is agreed that each letter of credit will be in a form acceptable to insurance regulatory authorities involved, will be issued for a term of at least one year and will include an “evergreen clause,” which automatically extends the term for at least one additional year at each expiration date unless written notice of non-renewal is given to the Company not less than 30 days prior to said expiration date. The Company and the Reinsurer further agree, notwithstanding anything to the contrary in this Contract, that said letters of credit may be drawn upon by the Company or its successors in interest at any time, without diminution because of the insolvency of the Company or the Reinsurer, but only for one or more of the following purposes:

1.	To reimburse itself for the Reinsurer’s share of losses and/or loss adjustment expense paid under the terms of policies reinsured hereunder, unless paid in cash by the Reinsurer;

2.	To reimburse itself for the Reinsurer’s share of any other amounts claimed to be due hereunder, unless paid in cash by the Reinsurer;

3.	To fund a cash account in an amount equal to the Reinsurer’s share of any ceded outstanding loss and loss adjustment expense reserves (including incurred but not reported loss reserves) funded by means of a letter of credit which is under non-renewal notice, if said letter of credit has not been renewed or replaced by the Reinsurer 10 days prior to its expiration date;

4.	To refund to the Reinsurer any sum in excess of the actual amount required to fund the Reinsurer’s share of the Company’s ceded outstanding loss and loss adjustment expense reserves (including incurred but not reported loss reserves), if so requested by the Reinsurer.
In the event the amount drawn by the Company on any letter of credit is in excess of the actual amount required for B(1) or B(3), or in the case of B(2), the actual amount determined to be due, the Company shall promptly return to the Reinsurer the excess amount so drawn.

C.	If, during the term of a letter of credit, the issuing bank no longer meets the credit standards set forth in paragraph A above, the Reinsurer agrees to replace such letter of credit within 15 days with a form of funding that meets the requirements set forth in paragraph A above.

D.	If a Subscribing Reinsurer fails to fulfill its funding obligation (if any) under this Article, the Company may, at its option, require the Subscribing Reinsurer to pay, and the Subscribing Reinsurer agrees to pay, an interest charge on the funding obligation calculated on the last business day of each month as follows:
1.	The number of full days that have expired since the earliest of the applicable following dates:
a.	As respects a Subscribing Reinsurer that is unauthorized in any state of the United States of America or District of Columbia having jurisdiction over the Company, December 31 of the calendar year in which the funding was required;

b.	As respects a Runoff Subscribing Reinsurer, the first date such reinsurer becomes a Runoff Subscribing Reinsurer; or

c.	As respects a Subscribing Reinsurer that has its A.M. Best’s rating assigned or downgraded below A- and/or Standard & Poor’s rating assigned or downgraded below A-, the first date such circumstance occurs;
times:

2.	1/365ths of the sum of 3.0% and the U.S. prime rate as quoted in The Wall Street Journal on the first day of the month for which the calculation is made; times

3.	The greater of (a) the funding obligation, less the amount, if any, funded by the Subscribing Reinsurer prior to the applicable date determined in subparagraph 1 above or (b) $5,000.
It is agreed that interest shall accumulate until the full interest charge amount as provided for in this paragraph and the funding obligation are paid.

If the interest rate provided under this Article exceeds the maximum interest rate allowed by any applicable law or is held unenforceable by an arbitrator or a court of competent jurisdiction, such interest rate shall be modified to the highest rate permitted by the applicable law, and all remaining provisions of this Article and Contract shall remain in full force and effect without being impaired or invalidated in any way.

E.	At annual intervals, or more frequently as agreed, but never more frequently than quarterly, the Company shall prepare a specific statement of the Reinsurer’s share of the Company’s ceded outstanding loss and loss adjustment expense reserves (including incurred but not reported loss reserves) for the sole purpose of amending the letter of credit, in the following manner:
1.	If the statement shows that the Reinsurer’s share of the Company’s ceded outstanding loss and loss adjustment expense reserves (including incurred but not reported loss reserves) exceeds the balance of credit as of the statement date, the Reinsurer shall, within 30 days after receipt of notice of such excess, secure delivery to the Company of an amendment to the letter of credit increasing the amount of credit by the amount of such difference.

2.	If, however, the statement shows that the Reinsurer’s share of the Company’s ceded outstanding loss and loss adjustment expense reserves (including incurred but not reported loss reserves) is less than the balance of credit as of the statement date, the Company shall, within 30 days after receipt of written request from the Reinsurer, release such excess credit by agreeing to secure an amendment to the letter of credit reducing the amount of credit available by the amount of such excess credit.
Article XXVII — Insolvency
A.	In the event of the insolvency of one or more of the reinsured companies, this reinsurance shall be payable directly to the company or to its liquidator, receiver, conservator or statutory successor on the basis of the liability of the company without diminution because of the insolvency of the company or because the liquidator, receiver, conservator or statutory successor of the company has failed to pay all or a portion of any claim. It is agreed, however, that the liquidator, receiver, conservator or statutory successor of the company shall give written notice to the Reinsurer of the pendency of a claim against the company indicating the policy or bond reinsured which claim would involve a possible liability on the part of the Reinsurer within a reasonable time after such claim is filed in the conservation or liquidation proceeding or in the receivership, and that during the pendency of such claim, the Reinsurer may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated, any defense or defenses that it may deem available to the company or its liquidator, receiver, conservator or statutory successor. The expense thus incurred by the Reinsurer shall be chargeable, subject to the approval of the Court, against the company as part of the expense of conservation or liquidation to the extent of a pro rata share of the benefit which may accrue to the company solely as a result of the defense undertaken by the Reinsurer.

B.	Where two or more reinsurers are involved in the same claim and a majority in interest elect to interpose defense to such claim, the expense shall be apportioned in accordance with the terms of this Contract as though such expense had been incurred by the company.

C.	It is further understood and agreed that, in the event of the insolvency of one or more of the reinsured companies, the reinsurance under this Contract shall be payable directly by the Reinsurer to the company or to its liquidator, receiver or statutory successor, except as provided by Section 4118(a) of the New York Insurance Law or except (1) where this Contract specifically provides another payee of such reinsurance in the event of the insolvency of the company or (2) where the Reinsurer with the consent of the direct insured or insureds has assumed such policy obligations of the company as direct obligations of the Reinsurer to the payees under such policies and in substitution for the obligations of the company to such payees.
Article XXVIII — Arbitration
A.	As a condition precedent to any right of action hereunder, in the event of any dispute or difference of opinion hereafter arising with respect to this Contract, it is hereby mutually agreed that such dispute or difference of opinion shall be submitted to arbitration. One Arbiter shall be chosen by the Company, the other by the Reinsurer, and an Umpire shall be chosen by the two Arbiters before they enter upon arbitration, all of whom shall be active or retired disinterested executive officers of insurance or reinsurance companies or Lloyd’s London Underwriters. In the event that either party should fail to choose an Arbiter within 30 days following a written request by the other party to do so, the requesting party may choose two Arbiters who shall in turn choose an Umpire before entering upon arbitration. If the two Arbiters fail to agree upon the selection of an Umpire within 30 days following their appointment, each Arbiter shall nominate three candidates within 10 days thereafter, two of whom the other shall decline, and the decision shall be made by drawing lots. Notwithstanding the above, in the event the dispute or difference of opinion involves a Runoff Subscribing Reinsurer, the Company may, at its option, choose to forego arbitration and may bring an action in any court of competent jurisdiction.

B.	Each party shall present its case to the Arbiters within 30 days following the date of appointment of the Umpire. The Arbiters shall consider this Contract as an honorable engagement rather than merely as a legal obligation and they are relieved of all judicial formalities and may abstain from following the strict rules of law. The decision of the Arbiters shall be final and binding on both parties; but failing to agree, they shall call in the Umpire and the decision of the majority shall be final and binding upon both parties. Notwithstanding the foregoing, no exemplary or punitive damages may be awarded in any arbitration proceedings hereunder. Judgment upon the final decision of the Arbiters may be entered in any court of competent jurisdiction.

C.	If more than one reinsurer is involved in the same dispute, all such reinsurers shall constitute and act as one party for purposes of this Article and communications shall be made by the Company to each of the reinsurers constituting one party, provided, however, that nothing herein shall impair the rights of such reinsurers to assert several, rather than joint, defenses or claims, nor be construed as changing the liability of the reinsurers participating under the terms of this Contract from several to joint.

D.	Each party shall bear the expense of its own Arbiter, and shall jointly and equally bear with the other the expense of the Umpire and of the arbitration. In the event that the two Arbiters are chosen by one party, as above provided, the expense of the Arbiters, the Umpire and the arbitration shall be equally divided between the two parties.

E.	Any arbitration proceedings shall take place at a location mutually agreed upon by the parties to this Contract, but notwithstanding the location of the arbitration, all proceedings pursuant hereto shall be governed by the law of the State of Florida.
Article XXIX — Agency Agreement (BRMA 73A)
If more than one reinsured company is named as a party to this Contract, the first named company shall be deemed the agent of the other reinsured companies for purposes of sending or receiving notices required by the terms and conditions of this Contract, and for purposes of remitting or receiving any monies due any party.
Article XXX — Severability (BRMA 72E)
If any provision of this Contract shall be rendered illegal or unenforceable by the laws, regulations or public policy of any state, such provision shall be considered void in such state, but this shall not affect the validity or enforceability of any other provision of this Contract or the enforceability of such provision in any other jurisdiction.
Article XXXI — Service of Suit (BRMA 49C)
(Applicable if the Reinsurer is not domiciled in the United States of America, and/or is not authorized in any State, Territory or District of the United States where authorization is required by insurance regulatory authorities)
A.	It is agreed that in the event the Reinsurer fails to pay any amount claimed to be due hereunder, the Reinsurer, at the request of the Company, will submit to the jurisdiction of a court of competent jurisdiction within the United States. Nothing in this Article constitutes or should be understood to constitute a waiver of the Reinsurer’s rights to commence an action in any court of competent jurisdiction in the United States, to remove an action to a United States District Court, or to seek a transfer of a case to another court as permitted by the laws of the United States or of any state in the United States.

B.	Further, pursuant to any statute of any state, territory or district of the United States which makes provision therefor, the Reinsurer hereby designates the party named in its Interests and Liabilities Agreement, or if no party is named therein, the Superintendent, Commissioner or Director of Insurance or other officer specified for that purpose in the statute, or his successor or successors in office, as its true and lawful attorney upon whom may be served any lawful process in any action, suit or proceeding instituted by or on behalf of the Company or any beneficiary hereunder arising out of this Contract.

Article XXXII — Confidentiality (BRMA 69D)
The Reinsurer, except with the express prior written consent of the Company, shall not directly or indirectly, communicate, disclose or divulge to any third party, any knowledge or information that may be acquired either directly or indirectly as a result of the inspection of the Company’s books, records and papers. The restrictions as outlined in this Article shall not apply to communication or disclosures that the Reinsurer is required to make to its statutory auditors, retrocessionaires, legal counsel, arbitrators involved in any arbitration procedures under this Contract or disclosures required upon subpoena or other duly-issued order of a court or other governmental agency or regulatory authority.
Article XXXIII — Governing Law (BRMA 71B)
This Contract shall be governed by and construed in accordance with the laws of the State of Florida.
Article XXXIV — Entire Agreement
This Contract sets forth all of the duties and obligations between the Company and the Reinsurer and supersedes any and all prior or contemporaneous written agreements with respect to matters referred to in this Contract. This Contract may not be modified or changed except by an amendment to this Contract in writing signed by both parties.
Article XXXV — Notices and Contract Execution
A.	Whenever a notice, statement, report or any other written communication is required by this Contract, unless otherwise specified, such notice, statement, report or other written communication may be transmitted by certified or registered mail, nationally or internationally recognized express delivery service, personal delivery, electronic mail, or facsimile. With the exception of notices of termination, first class mail is also acceptable.

B.	The use of any of the following shall constitute a valid execution of this Contract or any amendments thereto:
1.	Paper documents with an original ink signature;

2.	Facsimile or electronic copies of paper documents showing an original ink signature; and/or

3.	Electronic records with an electronic signature made via an electronic agent. For the purposes of this Contract, the terms “electronic record,” “electronic signature” and “electronic agent” shall have the meanings set forth in the Electronic Signatures in Global and National Commerce Act of 2000 or any amendments thereto.
C.	This Contract may be executed in one or more counterparts, each of which, when duly executed, shall be deemed an original.

Article XXXVI — Intermediary
Aon Benfield Inc., or one of its affiliated corporations duly licensed as a reinsurance intermediary, is hereby recognized as the Intermediary negotiating this Contract for all business hereunder. All communications (including but not limited to notices, statements, premiums, return premiums, commissions, taxes, losses, loss adjustment expense, salvages and loss settlements) relating to this Contract will be transmitted to the Company or the Reinsurer through the Intermediary. Payments by the Company to the intermediary will be deemed payment to the Reinsurer. Payments by the Reinsurer to the Intermediary will be deemed payment to the Company only to the extent that such payments are actually received by the Company.
In Witness Whereof, the Company by its duly authorized representative has executed this Contract as of the date undermentioned at:
Fort Lauderdale, Florida, this 1 day of October in the year 2009.

/s/ Charles Schuver Guarantee Insurance Company (for and on behalf of the “Company”)

NUCLEAR RISK EXCLUSION
This Contract does not apply to loss arising from, whether directly or indirectly, whether proximate or remote:
a)	Any Nuclear Facility, Nuclear Hazard or Nuclear Reactor;

b)	Any Nuclear Material, Radioactive Material, Nuclear Reaction, Nuclear Radiation or radioactive contamination, all whether controlled or uncontrolled; or

c)	Any Nuclear Material, Radioactive Material, Nuclear Reaction, Nuclear Radiation or radioactive contamination, all whether controlled or uncontrolled, caused directly or indirectly by, contributed to or aggravated by an Event;

d)	Any Spent Fuel or Waste;

e)	Any Fissionable Substance; or

f)	Any nuclear device or bomb.
As used in this exclusion:
“Fissionable Substance” means any prescribe substance that is, or from which can be obtained, a substance capable of releasing atomic energy by nuclear fission.
“Nuclear Facility” means:
any Nuclear Reactor;
any apparatus designed or used to sustain nuclear fission in a self-supporting chain reaction or to contain a critical mass of plutonium, thorium and uranium or any one or more of them;
any equipment or device designed or used for (i) separating the isotopes of plutonium, thorium and uranium or any one or more of them, (ii) processing or utilizing spent fuel, or (iii) handling, processing or packaging Waste;
any equipment or device used for the processing, fabricating or alloying of Special Nuclear Material if at any time the total amount of such material in the custody of the insured at the premises where such equipment or device is located consists of or contains more than 25 grams of plutonium or uranium 233 or any combination thereof, or more than 250 grams of uranium 235;
any equipment or device used for the processing, fabricating or alloying of plutonium, thorium or uranium enriched in the isotope uranium 233 or in the isotope uranium 235, or any one or more of them if at any time the total amount of such material in the custody of the insured at the premises where such equipment or device is located consists of or contains more than 25 grams of plutonium or uranium 233 or any combination thereof, or more than 250 grams of uranium 235;
any structure, basin, excavation, premises or place prepared or used for the storage or disposal of Waste or Radioactive Material, and includes the site on which any of the foregoing is located, all operations conducted on such site and all premises used for such operations.
“Nuclear Hazard” means the radioactive, toxic, explosive or other hazardous properties of Radioactive Material or Nuclear Material.
“Nuclear Material” means Source Material, Special Nuclear Material or Byproduct Material.
“Nuclear Reactor” means any apparatus designed or used to sustain nuclear fission in a self-supporting chain reaction or to contain a critical mass of fissionable material.
“Radioactive Material” means uranium, thorium, plutonium, neptunium, their respective derivatives and compounds, radioactive isotopes of other elements and any other substances that the Atomic Energy Control Board may, by regulation, designate as being prescribed substances capable of releasing atomic energy, or as being requisite for the production, use or application of atomic energy.
“Source Material,” “Special Nuclear Material,” and “Byproduct Material” have the meanings given them in the Atomic Energy Act of 1954 or in any law amendatory thereof.
“Spent Fuel” means any fuel element or fuel component, solid or liquid, which has been used or exposed to radiation in the Nuclear Reactor.
“Waste” means any waste material (i) containing Byproduct Material and (ii) resulting from the operation by any person or organization of any Nuclear Facility.

Interests and Liabilities Agreement
of
Hannover Rueckversicherungs-Aktiengesellschaft
Hannover, Germany
(hereinafter referred to as the “Subscribing Reinsurer”)
with respect to the
Second Workers’ Compensation Excess of Loss
Reinsurance Contract
Effective: July 1, 2009
issued to and duly executed by
Guarantee Insurance Company
Fort Lauderdale, Florida
and
any other insurance companies and/or affiliates which are now or hereafter come under the ownership, control or management of
Guarantee Insurance Company
The Subscribing Reinsurer hereby accepts a 10.0% share in the interests and liabilities of the “Reinsurer” as set forth in the attached Contract captioned above.
This Agreement shall become effective at 12:01 a.m., Eastern Standard Time, July 1, 2009, and shall remain in force until 12:01 a.m., Eastern Standard Time, July 1, 2010, unless earlier terminated in accordance with the provisions of the attached Contract.
The Subscribing Reinsurer’s share in the attached Contract shall be separate and apart from the shares of the other reinsurers, and shall not be joint with the shares of the other reinsurers, it being understood that the Subscribing Reinsurer shall in no event participate in the interests and liabilities of the other reinsurers.
In any action, suit or proceeding to enforce the Subscribing Reinsurer’s obligations under the attached Contract, service of process may be made upon Mendes & Mount, 750 Seventh Avenue, New York, New York 10019.
In Witness Whereof, the Subscribing Reinsurer by its duly authorized representative has executed this Agreement as of the date undermentioned at:
Hannover, Germany, this 8th day of October in the year 2009.

/s/ A. [ILLEGIBLE]

Hannover Rueckversicherungs-Aktiengesellschaft North American Treaty Dpt

hannover re®

Hannover Rückversicherung AG

Interests and Liabilities Agreement
of
Max Bermuda Ltd.
Hamilton, Bermuda
(hereinafter referred to as the “Subscribing Reinsurer”)
with respect to the
Second Workers’ Compensation Excess of Loss
Reinsurance Contract
Effective: July 1, 2009
issued to and duly executed by
Guarantee Insurance Company
Fort Lauderdale, Florida
and
any other insurance companies and/or affiliates which are now or hereafter come under the ownership, control or management of
Guarantee Insurance Company
The Subscribing Reinsurer hereby accepts a 20.0% share in the interests and liabilities of the “Reinsurer” as set forth in the attached Contract captioned above.
This Agreement shall become effective at 12:01 a.m., Eastern Standard Time, July 1, 2009, and shall remain in force until 12:01 a.m., Eastern Standard Time, July 1, 2010, unless earlier terminated in accordance with the provisions of the attached Contract.
The Subscribing Reinsurer’s share in the attached Contract shall be separate and apart from the shares of the other reinsurers, and shall not be joint with the shares of the other reinsurers, it being understood that the Subscribing Reinsurer shall in no event participate in the interests and liabilities of the other reinsurers.
In any action, suit or proceeding to enforce the Subscribing Reinsurer’s obligations under the attached Contract, service of process may be made upon Mendes & Mount, 750 Seventh Avenue, New York, New York 10019.
In Witness Whereof, the Subscribing Reinsurer by its duly authorized representative has executed this Agreement as of the date undermentioned at:
Hamilton, Bermuda, this 7th day of December in the year 2009.

/s/ [Illegible] /s/ [Illegible]
Max Bermuda Ltd.

Interests and Liabilities Agreement
of
Lloyd’s Syndicate No. 1084 (CSL)
London, United Kingdom
(hereinafter referred to as the “Subscribing Reinsurer”)
with respect to the
Second Workers’ Compensation Excess of Loss
Reinsurance Contract
Effective: July 1, 2009
issued to and duly executed by
Guarantee Insurance Company
Fort Lauderdale, Florida
and
any other insurance companies and/or affiliates which are now or hereafter come under the ownership, control or management of
Guarantee Insurance Company
The Subscribing Reinsurer hereby accepts a 5.0% share in the interests and liabilities of the “Reinsurer” as set forth in the attached Contract captioned above.
This Agreement shall become effective at 12:01 a.m., Eastern Standard Time, July 1, 2009, and shall remain in force until 12:01 a.m., Eastern Standard Time, July 1, 2010, unless earlier terminated in accordance with the provisions of the attached Contract.
The Subscribing Reinsurer’s share in the attached Contract shall be separate and apart from the shares of the other reinsurers, and shall not be joint with the shares of the other reinsurers, it being understood that the Subscribing Reinsurer shall in no event participate in the interests and liabilities of the other reinsurers.
In any action, suit or proceeding to enforce the Subscribing Reinsurer’s obligations under the attached Contract, service of process may be made upon Mendes & Mount, 750 Seventh Avenue, New York, New York 10019.
In Witness Whereof, the Subscribing Reinsurer by its duly authorized representative has executed this Agreement as of the date undermentioned at:
London, United Kingdom, this 4th day of December in the year 2009.

/s/ [Illegible] Lloyd’s Syndicate No. 1084 (CSL)

[A]

Interests and Liabilities Agreement
of
Certain Underwriting Members of Lloyd’s
shown in the Signing Page(s) attached hereto
(hereinafter referred to as the “Subscribing Reinsurer”)
with respect to the
Second Workers’ Compensation Excess of Loss
Reinsurance Contract
Effective: July 1, 2009
issued to and duly executed by
Guarantee Insurance Company
Fort Lauderdale, Florida
and
any other insurance companies and/or affiliates which are now or hereafter come under the ownership, control or management of
Guarantee Insurance Company
The Subscribing Reinsurer hereby accepts a 40.0% share in the interests and liabilities of the “Reinsurer” as set forth in the attached Contract captioned above.
This Agreement shall become effective at 12:01 a.m., Eastern Standard Time, July 1, 2009, and shall remain in force until 12:01 a.m., Eastern Standard Time, July 1, 2010, unless earlier terminated in accordance with the provisions of the attached Contract.
In any action, suit or proceeding to enforce the Subscribing Reinsurer’s obligations under the attached Contract, service of process may be made upon Mendes & Mount, 750 Seventh Avenue, New York, New York 10019.
Signed for and on behalf of the Subscribing Reinsurer in the Signing Page(s) attached hereto.

Signing Page
attaching to and forming part of the
Interests and Liabilities Agreement
of
Certain Underwriting Members of Lloyd’s
with respect to the
Second Workers’ Compensation Excess of Loss
Reinsurance Contract
Effective: July 1, 2009
issued to and duly executed by
Guarantee Insurance Company, et al.,
as defined in the above captioned Contract
(Re)Insurer’s Liability Clause — LMA3333
(Re)insurer’s liability several not joint
The liability of a (re)insurer under this contract is several and not joint with other (re)insurers party to this contract. A (re)insurer is liable only for the proportion of liability it has underwritten. A (re)insurer is not jointly liable for the proportion of liability underwritten by any other (re)insurer. Nor is a (re)insurer otherwise responsible for any liability of any other (re)insurer that may underwrite this contract.
The proportion of liability under this contract underwritten by a (re)insurer (or, in the case of a Lloyd’s syndicate, the total of the proportions underwritten by all the members of the syndicate taken together) is shown next to its stamp. This is subject always to the provision concerning “signing” below.
In the case of a Lloyd’s syndicate, each member of the syndicate (rather than the syndicate itself) is a (re)insurer. Each member has underwritten a proportion of the total shown for the syndicate (that total itself being the total of the proportions underwritten by all the members of the syndicate taken together). The liability of each member of the syndicate is several and not joint with other members. A member is liable only for that member’s proportion. A member is not jointly liable for any other member’s proportion. Nor is any member otherwise responsible for any liability of any other (re)insurer that may underwrite this contract. The business address of each member is Lloyd’s, One Lime Street, London EC3M 7HA. The identity of each member of a Lloyd’s syndicate and their respective proportion may be obtained by writing to Market Services, Lloyd’s, at the above address.
Proportion of liability
Unless there is “signing” (see below), the proportion of liability under this contract underwritten by each (re)insurer (or, in the case of a Lloyd’s syndicate, the total of the proportions underwritten by all the members of the syndicate taken together) is shown next to its stamp and is referred to as its “written line”.
Where this contract permits, written lines, or certain written lines, may be adjusted (“signed”). In that case a schedule is to be appended to this contract to show the definitive proportion of liability under this contract underwritten by each (re)insurer (or, in the case of a Lloyd’s syndicate, the total of the proportions underwritten by all the members of the syndicate taken together). A definitive proportion (or, in the case of a Lloyd’s syndicate, the total of the proportions underwritten by all the members of a Lloyd’s syndicate taken together) is referred to as a “signed line”. The signed lines shown in the schedule will prevail over the written lines unless a proven error in calculation has occurred.
Although reference is made at various points in this clause to “this contract” in the singular, where the circumstances so require this should be read as a reference to contracts in the plural.

~~Now Know Ye that we the Underwriters, Members of the Syndicates whose definitive numbers in the after-mentioned List of Underwriting Members of Lloyd’s are set out in the attached Table, hereby bind ourselves each for his own part and not one for another, our Executors and Administrators, and in respect of his due proportion only, to pay or make good to the Assured or to the Assured’s Executors or Administrators or to indemnify him or them against all such loss, damage or liability as herein provided, such payment to be made after such loss, damage or liability is proved and the due proportion for which each of us, the Underwriters, is liable shall be ascertained by reference to his share, as shown in the said List, of the Amount, Percentage or Proportion of the total sum insured hereunder which is in the Table set opposite the definitive number of the Syndicate of which such Underwriter is a Member AND FURTHER THAT the List of Underwriting Members of Lloyd’s referred to above shows their respective Syndicates and Shares therein, is deemed to be incorporated in and to form part of this policy, bears the number specified in the attached Table and is available for inspection at Lloyd’s Policy Signing Office by the Assured or his or their representatives and a true copy of the material parts of the said List certified by the General Manager of Lloyd’s Policy Signing Office will be furnished to the Assured on application.~~
In Witness whereof the General Manager of Lloyd’s Policy Signing Office has subscribed his name on behalf of each of us.

LLOYD’S POLICY SIGNING OFFICE,

General Manager

If this policy (or any subsequent endorsement) has been produced to you in electronic form, the original document is stored on the Insurer’s Market Repository to which your broker has access.
(NM)
Definitive Numbers of Syndicates and Amount, Percentage or Proportion of the Total Sum insured hereunder shared between the Members of those Syndicates.

The Table of Syndicates referred to on the face of this Policy follows:

BUREAU REFERENCE	61017 10/08/2009	BROKER NUMBER 1108

PROPORTION %	SYNDICATE	UNDERWRITER’S REFERENCE

5.00	2001	DGB0720709JA

10.00	2987	BA442S09A000

14.00	4472	1149080109FL

5.00	1084	69392Z09AA

6.00	1955	000938020900

TOTAL LINE	No. OF SYNDICATES

40.00	5
THE LIST OF UNDERWRITING MEMBERS
OF LLOYD’S IS IN RESPECT OF 2009
YEAR OF ACCOUNT

BUREAU USE ONLY
NUZ5 72      12499
RISK CODE: W2

Interests and Liabilities Agreement
of
Certain Insurance Companies
shown in the Signing Page(s) attached hereto
(hereinafter referred to as the “Subscribing Reinsurer”)
with respect to the
Second Workers’ Compensation Excess of Loss
Reinsurance Contract
Effective: July 1, 2009
issued to and duly executed by
Guarantee Insurance Company
Fort Lauderdale, Florida
and
any other insurance companies and/or affiliates which are now or hereafter come under the ownership, control or management of
Guarantee Insurance Company
The Subscribing Reinsurer hereby accepts a 25.0% share in the interests and liabilities of the “Reinsurer” as set forth in the attached Contract captioned above.
This Agreement shall become effective at 12:01 a.m., Eastern Standard Time, July 1, 2009, and shall remain in force until 12:01 a.m., Eastern Standard Time, July 1, 2010, unless earlier terminated in accordance with the provisions of the attached Contract.
In any action, suit or proceeding to enforce the Subscribing Reinsurer’s obligations under the attached Contract, service of process may be made upon Mendes & Mount, 750 Seventh Avenue, New York, New York 10019.
Signed for and on behalf of the Subscribing Reinsurer in the Signing Page(s) attached hereto.

Signing Page
attaching to and forming part of the
Interests and Liabilities Agreement
of
Certain Insurance Companies
with respect to the
Second Workers’ Compensation Excess of Loss
Reinsurance Contract
Effective: July 1, 2009
issued to and duly executed by
Guarantee Insurance Company, et al.,
as defined in the above captioned Contract
(Re)Insurer’s Liability Clause — LMA3333
(Re)insurer’s liability several not joint
The liability of a (re)insurer under this contract is several and not joint with other (re)insurers party to this contract. A (re)insurer is liable only for the proportion of liability it has underwritten. A (re)insurer is not jointly liable for the proportion of liability underwritten by any other (re)insurer. Nor is a (re)insurer otherwise responsible for any liability of any other (re)insurer that may underwrite this contract.
The proportion of liability under this contract underwritten by a (re)insurer (or, in the case of a Lloyd’s syndicate, the total of the proportions underwritten by all the members of the syndicate taken together) is shown next to its stamp. This is subject always to the provision concerning “signing” below.
In the case of a Lloyd’s syndicate, each member of the syndicate (rather than the syndicate itself) is a (re)insurer. Each member has underwritten a proportion of the total shown for the syndicate (that total itself being the total of the proportions underwritten by all the members of the syndicate taken together). The liability of each member of the syndicate is several and not joint with other members. A member is liable only for that member’s proportion. A member is not jointly liable for any other member’s proportion. Nor is any member otherwise responsible for any liability of any other (re)insurer that may underwrite this contract. The business address of each member is Lloyd’s, One Lime Street, London EC3M 7HA. The identity of each member of a Lloyd’s syndicate and their respective proportion may be obtained by writing to Market Services, Lloyd’s, at the above address.
Proportion of liability
Unless there is “signing” (see below), the proportion of liability under this contract underwritten by each (re)insurer (or, in the case of a Lloyd’s syndicate, the total of the proportions underwritten by all the members of the syndicate taken together) is shown next to its stamp and is referred to as its “written line”.
Where this contract permits, written lines, or certain written lines, may be adjusted (“signed”). In that case a schedule is to be appended to this contract to show the definitive proportion of liability under this contract underwritten by each (re)insurer (or, in the case of a Lloyd’s syndicate, the total of the proportions underwritten by all the members of the syndicate taken together). A definitive proportion (or, in the case of a Lloyd’s syndicate, the total of the proportions underwritten by all the members of a Lloyd’s syndicate taken together) is referred to as a “signed line”. The signed lines shown in the schedule will prevail over the written lines unless a proven error in calculation has occurred.
Although reference is made at various points in this clause to “this contract” in the singular, where the circumstances so require this should be read as a reference to contracts in the plural.

IS7-010103
Companies Treaty Attestation Clause
We, the Reinsurers, hereby severally agree to reinsure the Reinsured in the manner and proportions set forth in this reinsurance contract.
The subscribing Reinsurers’ obligations under this contract are several and not joint and are limited solely to the extent of their individual signed subscriptions. The subscribing Reinsurers are not responsible for the subscription of any co-subscribing Reinsurer who for any reason does not satisfy all or part of its obligations.
In witness whereof the name of the Managing Director of Ins-sure Services Limited is subscribed on behalf of each of the Reinsurers in accordance with the provisions of the Services Agreement that each of the Reinsurers has with London Processing Centre Limited (a wholly owned subsidiary of Ins-sure Services Limited).

Managing Director

This wording is not valid unless it bears the signature of the Managing Director of Ins-sure Services Limited.
If this policy (or any subsequent endorsement) has been produced to you in electronic form, the original document is stored on the Insurer’s Market Repository to which your broker has access.

BUREAU REFERENCE		0908100005614

PROPORTION	CODE	MEMBER COMPANY AND REFERENCE
%
25.0000000	A8408	ASPEN INSURANCE UK LIMITED
U07433509A0Q

25.0000000%	TOTAL